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                                                                  Exhibit 4.1

           FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

  THIS FOURTH AMENDMENT ("Fourth Amendment") made as of June 24, 1994, by and among PITT-DES MOINES, INC., a Pennsylvania corporation, as borrower (the "Borrower"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), WELLS FARGO BANK, N.A. and AMERICAN NATIONAL BANK, as lenders (individually "PNC", "Wells" and "American" and a "Bank" and collectively the "Banks"), PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank) as agent for the Banks (in such capacity the "Agent"), and PNC BANK, NATIONAL ASSOCIATION (formerly Pittsburgh National Bank), as the issuer of Letters of Credit (in such capacity the "Issuing Bank"), amends certain provisions of that certain Amended and Restated Credit Agreement dated as of June 30, 1992 as previously amended by the First Amendment to Amended and Restated Credit Agreement dated as of November 10, 1992, the Second Amendment to Amended and Restated Credit Agreement dated as of June 10, 1993 and the Third Amendment to Amended and Restated Credit Agreement dated as of December 16, 1993 (said Credit Agreement as amended herein the "Original Credit Agreement").

                                  WITNESSETH:

  WHEREAS, the Borrower, the Banks, the Issuing Bank and the Agent wish to amend the Original Credit Agreement as provided herein.

  NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants made herein and in the Original Credit Agreement and other valuable consideration and with the intent to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                    AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

  Section 1.01 AMENDMENT TO SUBSECTION 9.1 OF ORIGINAL CREDIT AGREEMENT. The following definition set forth in Subsection 9.1 of the Original Credit Agreement is hereby amended and restated as follows:

     "Maturity Date" means December 31, 1996 or such later date as is ultimately determined in accordance with Subsection 1.1g hereof.

  Section 1.02 NO OTHER AMENDMENTS. The amendment to the Original Credit Agreement set forth in Section 1.01 does not either implicitly or explicitly alter, waive or amend, except as expressly provided in this Fourth Amendment, the provisions of the Original Credit Agreement. The amendment set forth in
Section 1.01 hereof does not waive, now or in the future, compliance with any other covenant, term or condition to be performed or complied with nor does it impair any rights or remedies of the Banks, the Issuing Bank or the Agent under the Original Credit Agreement with respect to any such violation.

                                   ARTICLE II
                    BORROWER'S SUPPLEMENTAL REPRESENTATIONS

  As an inducement to the Banks, the Issuing Bank and the Agent to enter into this Fourth Amendment hereunder, the Borrower represents and warrants that:

  Section 2.01. INCORPORATION BY REFERENCE. Borrower hereby incorporates herein by reference and repeats herein for the benefit of the Banks, the Issuing Bank and the Agent the representations and warranties made by it in Sections 3.1 through 3.20, both inclusive, of the Original Credit Agreement and for purposes hereof such representations and warranties, shall be deemed to extend to and cover this Fourth Amendment.

                                  ARTICLE III
                                 MISCELLANEOUS

  Section 3.01 RATIFICATION OF TERMS. This Fourth Amendment shall be construed in connection with and as part of the Original Credit Agreement. Except as expressly amended by this Fourth Amendment, the Original Credit Agreement and each and every representation, warranty, covenant, term and condition contained therein is specifically ratified and confirmed.

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  Section 3.02  COUNTERPARTS.  This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
Delivery of an executed counterpart of a signature page to this Fourth Amendment by telecopier shall be effective as of delivery of a manually executed counterpart of this Fourth Amendment.

  Section 3.03 CAPITALIZED TERMS. Except for proper nouns and as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Original Credit Agreement, as amended hereby.

  Section 3.04 CONDITIONS PRECEDENT. This Fourth Amendment shall become effective (the "Amendment Effective Date") on the date on which Borrower shall provide to the Banks, the Issuing Bank and the Agent the following:

     (A)  A duly executed counterpart original of this Fourth Amendment;

     (B) A certificate of the chief financial officer of the Borrower certifying that, as of the date of this Fourth Amendment, no Event of Default shall have occurred and be continuing and no event, condition, act or omission has occurred and is continuing which, with the passage of time, the giving of notice or both, would constitute a Event of Default, or would result from the execution of this Fourth Amendment;

     (C) A certified copy of the corporate action of the Borrower authorizing the execution and delivery of the performance under this Fourth Amendment;

     (D) Such other instruments, documents and opinions of counsel as the Agent shall reasonably require, all of which shall be satisfactory in form and content to the Agent and its special counsel, Tucker Arensberg, P.C.

  Section 3.05 EFFECTIVE DATE. From and after the Amendment Effective Date, all references in the Original Credit Agreement to the Original Credit Agreement shall be deemed to be references to the Original Credit Agreement as amended hereby.

  Section 3.06 ENTIRE AGREEMENT. This Fourth Amendment contains the entire agreement between the parties relating to the subject matter hereof; there are merged herein all prior representations, promises and conditions, whether oral or written, in connection with the subject matter hereof, and any representation, promise or condition not incorporated herein shall not be binding upon the parties.

  Section 3.07 SEVERABILITY. Whenever possible each provision of this Fourth Amendment shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Fourth Amendment or any part of such provision shall be prohibited by or invalid under applicable law, such provision of part thereof shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment.

  Section 3.08 GOVERNING LAW. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAW.

  Section 3.09 HEADINGS. The headings of this Fourth Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.



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     IN WITNESS WHEREOF, the parties hereto, with the intent to be legally bound hereby have caused this Fourth Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.


ATTEST:  (SEAL)               PITT-DES MOINES, INC.


By        /s/  Thomas R. Lloyd      By    /s/     Richard A. Byers
          --------------------            ------------------------------
Name:          Thomas R. Lloyd      Name:         Richard A. Byers
Title:         Secretary            Title:        Vice President Finance
                                                  and Administration



                                    PNC BANK, NATIONAL ASSOCIATION
                                    (formerly Pittsburgh National
                                    Bank) as a Bank, as the Issuing
                                    Bank and as the Agent


                                    By   /s/  Louann E. Tronsberg
                                         -----------------------------
                                    Name:     Louann E. Tronsberg
                                    Title:    Vice President


                                    WELLS FARGO BANK, N.A.


                                    By   /s/  Stephen M. Smith
                                         -----------------------------
                                    Name:     Stephen M. Smith
                                    Title:    Assistant Vice President


                                    AMERICAN NATIONAL BANK


                                    By   /s/  James Popp
                                         -----------------------------
                                    Name:     James Popp
                                    Title:    Vice President

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